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                                                                     EXHIBIT 11

                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)

                                                              Three Months Ended June 30,         Six Months Ended June 30,
                                                            ------------------------------      ------------------------------
                                                                1998             1999              1998              1999
                                                            ------------      ------------      ------------      ------------
COMPUTATION OF BASIC LOSS PER SHARE:
      Net loss                                              $   (146,863)     $ (1,282,026)     $   (806,680)     $ (1,534,455)
      Preferred Stock Dividends                                     --             (43,900)             --             (87,683)
                                                            ------------      ------------      ------------      ------------
Net loss available for common stock shareholders                (146,863)       (1,325,926)         (806,680)       (1,622,138)
                                                            ============      ============      ============      ============
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                         6,846,853        10,212,742         6,776,356         8,929,409
                                                            ============      ============      ============      ============
BASIC LOSS PER COMMON SHARE                                 $       (.02)     $       (.13)     $       (.12)     $       (.18)
                                                            ============      ============      ============      ============
COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                              $   (146,863)     $ (1,282,026)     $   (806,680)     $ (1,534,455)
      Interest on Convertible Debentures                    $     67,315      $     67,500      $    133,890      $    135,000
                                                            ------------      ------------      ------------      ------------
           Net loss used for computation                    $    (79,548)     $ (1,214,526)     $   (672,790)     $ (1,399,455)
                                                            ============      ============      ============      ============
Weighted average shares of common stock outstanding            6,846,853        10,212,742         6,776,356         8,929,409
Weighted average incremental shares outstanding
      upon assumed conversion of options and other
      dilutive securities                                        251,653             5,282           266,506             5,282
Weighted average incremental shares outstanding
      upon assumed conversion of preferred stock                    --           1,371,875              --           1,370,052
Weighted average incremental shares outstanding
      upon assumed conversion of Convertible
      Debentures                                                 923,077         1,875,000           836,539         1,875,000
                                                            ------------      ------------      ------------      ------------
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                     8,021,583        13,464,899         7,879,401        12,179,743
                                                            ============      ============      ============      ============
DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS (a)                                 $       (.01)     $       (.09)     $       (.09)     $       (.11)
                                                            ============      ============      ============      ============

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.